                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

             ------------------------------------------------------

                                 Date of Report
                        (Date of earliest event reported)

                                  July 7, 2000

                             BUSINESS RESOURCE GROUP
             (Exact name of registrant as specified in its charter)


    California                 0-26208                   77-0150337
-------------------  ------------------------  -------------------------------
    (State of        (Commission File Number)  (IRS Employer Identification No.)
  incorporation)



      2150 North First Street, Suite 101
                 San Jose, CA                                  95131
     --------------------------------------            ----------------------
    (Address of principal executive offices)                 (Zip Code)



                                 (408) 325-3200
                -------------------------------------------------
                          (Registrant's telephone number,
                                including area code)

                                       N/A
-----------------------------------------------------------------------------
           (Former name or former address, if changed since last report)

Item 5.  Other Events.

      Business Resource Group, a California corporation (the "Company") received from BRG Acquisition Corporation, a Delaware corporation (the "Purchaser"), which is wholly owned by Business Resource Holdings, Inc. ("Holdings, Inc."), which in turn is wholly owned by BR Holdings LLC, a Delaware limited liability company ("BR Holdings"), a majority-owned subsidiary of Three Cities Fund III, L.P., a Delaware limited partnership ("Three Cities") an Offer to Purchase ("Offer"), dated July 14, 2000, all outstanding shares (the "Shares") of common stock, par value $0.01 per share, of the Company for $9.25 per Share, net to the seller in cash (the "Common Stock"). A copy of the Offer is filed herewith as
Exhibit 1 and incorporated by reference.

      The Offer is being made pursuant to a Plan and Agreement of Merger dated as of July 7, 2000, between the Company and the Purchaser (the "Merger Agreement"). A copy of the Merger Agreement is filed herewith as Exhibit 2, and is incorporated by reference. The Merger Agreement provides that, if the Purchaser purchases tendered Shares, the Purchaser will take all steps in its power (including voting its Shares) to cause the Company to be merged into the Purchaser (the "Merger") in a transaction in which Holdings, Inc. (the sole stockholder of the Purchaser) will become the owner of all the stock of the surviving corporation in the Merger (the "Surviving Corporation"), and the other shareholders of the Company will receive the same amount of cash per Share as is paid for Shares tendered in response to the Offer (unless shareholders have rights to demand appraisal of their Shares and particular shareholders exercise those rights). Because of a provision of the California General Corporation Law which could prevent the Company's shareholders from receiving cash as a result of the Merger, the Company may be required under the terms of the Merger Agreement to reincorporate under the laws of the State of Delaware before the Merger takes place, in which event the Merger would result in a merger of the new Delaware corporation into the Purchaser. If less than 51% of the outstanding Shares that neither the Purchaser nor BR Holdings owns, or has a binding agreement to acquire immediately before the Offer expires, are properly tendered and not withdrawn, the Purchaser may not purchase the tendered Shares unless the Company consents to its doing so. Also, the Purchaser will not have to purchase the Shares which are tendered unless the Shares which are properly tendered and not withdrawn, together with the Shares which the Purchaser or BR Holdings own, or have a binding agreement to acquire, total at least 53.5% of the outstanding Shares. If the Purchaser does not purchase the tendered Shares, the Merger will not take place.

      In connection with the Merger Agreement, Brian McNay and Jeff Tuttle entered into Share Exchange Agreements with the Purchaser (the "Share Exchange Agreements"), dated July 7, 2000 which, among other things, and subject to certain exceptions, require such shareholders to transfer a total of 319,168 shares of Common Stock in exchange for equity interests in BR Holdings, representing a total of 6% of the total equity of BR Holdings. The exchange of the Company Common Stock for BR Holdings equity will take place immediately before Purchaser accepts the Shares which are tendered in response to the Offer. Each further agree to a number of non-competition related issues, including but not limited to, not owning, managing or consulting with a business competing with Surviving Corporation or soliciting or influencing a customer or client of the Surviving Corporation for five (5) years after the Merger, or up to three
(3) years after he ceases to be an employee of the Surviving Corporation. A copy of each Share Exchange Agreement is filed as Exhibits 3(a) and 3(b), respectively, and incorporated herein by reference.

      Also in connection with the Merger Agreement, on July 7, 2000, the Company's Chief Executive Officer, John Peth, agreed to cancel options he holds on 166,000 shares of Common Stock of the Company (see Deferred Compensation Agreement below). In addition, Mr. Peth, Executive Vice President of Sales, Brian McNay, Executive Vice President of Marketing, Jeff Tuttle and Chief Financial Officer and Chief Operating Officer, John Palmer entered into Employment Agreements with Purchaser (the "Employment Agreements"). Each respective Employment Agreement provides for a base salary of $375,000 per year for John Peth, $525,000 for Brian McNay, $300,000 for Jeff Tuttle and $160,000 for John Palmer as of the Effective Time of the Merger (as defined in the Merger Agreement), incentive compensation in the form of restricted stock at the price of $0.05 per share, with Mr. Peth receiving the right to purchase 6.5% of the Surviving Corporation's issued and outstanding shares (but not less than 1,300,000), Mr. McNay receiving the right to purchase 1.75% of the issued and outstanding shares (but not less than 350,000), Mr. Tuttle receiving the right to purchase 1.75% of the issued and outstanding shares (but not less than 350,000), and Mr. Palmer receiving the right to purchase 2.0% of the issued and outstanding shares (but not less than 400,000), the scope and terms of employment, and other employment-related issues. In addition, Mr. Peth, in connection with the Offer and the Merger, and his entering into the Deferred Compensation Agreement (described below), also will purchase at the Effective Time an additional 360,000 shares at the purchase price of $0.05 per share. These purchased shares will be fully vested upon purchase and will not be subject to forfeiture or repurchase by the Surviving Corporation upon Mr. Peth's termination of employment. Copies of the Employment Agreements are filed as Exhibit (4)(a) - 4(d), respectively, and incorporated herein by reference.

      Also in connection with the Merger Agreement, on July 7, 2000, John Palmer, the Company's Chief Financial Officer and Chief Operating Officer signed a Commitment Letter with Purchaser (the "Commitment Letter"). The Commitment Letter confirms that Mr. Palmer will tender in the offer all the Company's Shares he owns for $9.25 per Share, in cash. He further agrees to a number of non-competition related issues, including but not limited to, not owning, managing or consulting with a business competing with Surviving Corporation or soliciting or influencing a customer or client of the Surviving Corporation for five (5) years after the Merger, or up to three (3) years after he ceases to be an employee of the Surviving Corporation. A copy of the Commitment Letter is filed as Exhibit 5, and incorporated herein by reference.

      Also in connection with the Merger Agreement, on July 7, 2000, John Peth, the Company's Chief Executive Officer, signed a Deferred Compensation Agreement with Purchaser (the "Deferred Compensation Agreement"). The Deferred Compensation Agreement provides that upon cancellation of options currently held by Mr. Peth, which entitle him to purchase a total of 166,00 shares of Common Stock of the Company, he will be entitle to deferred compensation from BR Holdings', receiving payments on Subordinated Notes, Junior Subordinated Notes, dividends or a liquidation distribution with regard to the Preferred Stock of Holdings, Inc., the sale of Notes by Holdings, Inc. and the sale of Preferred Stock by Holdings, Inc. He further agrees to a number of non-competition related issues, including but not limited to, not owning, managing or consulting with a business competing with Surviving Corporation or soliciting or influencing a customer or client of the Surviving Corporation for five (5) years after the Merger, or up to three (3) years after he ceases to be an employee of the Surviving Corporation. A copy of the Deferred Compensation Agreement is filed as
Exhibit 6, and incorporated herein by reference.

      At a meeting held on July 6, 2000, acting on the recommendation of a committee of independent, disinterested directors not affiliated with the Purchaser or its stockholders (the "Special Committee"), the Board unanimously (with John Peth, Brian McNay and Jeff Tuttle, the three directors who will acquire interests in one or both of Holdings, Inc. and BR Holdings, being absent or not voting) (i) approved the Merger Agreement and the transactions contemplated by it, the Offer, and the Merger as described in the Merger Agreement; (ii) determined that the Merger Agreement and the transactions contemplated by it are advisable and fair to, and in the best interests of, the Company and its shareholders; and (iii) resolved to recommend that the Company's shareholders tender their shares in response to the Offer and, if approval of the Company's shareholders is required by applicable law to consummate the Merger, adopt and approve the Merger Agreement and the Merger. Accordingly, the Board unanimously (with the three directors who will acquire interests in one or both of Holdings, Inc. and BR Holdings being absent or not voting) recommends that the shareholders of the Company tender their shares of Common Stock pursuant to the Offer. The Company filed a Solicitation/Recommendation Statement on Schedule 14d-9 on July 21, 2000, a copy of which is filed as Exhibit 7 and incorporated by reference. A copy of the Company's press release announcing the Merger Agreement and the transactions contemplated thereby, is filed as Exhibit 8, and incorporated herein by reference.

      The Special Committee selected, and the Company retained, Merrill Lynch to evaluate the fairness, from a financial point of view, of the consideration to be paid in the Offer and the Merger (collectively, the "Transaction"). On July 6, 2000, Merrill Lynch delivered to the Special Committee its oral opinion, later confirmed in writing (the "Merrill Opinion"), to the effect that, as of that date and based upon the assumptions made, matters considered and limits of its review, as set forth in its opinion, the $9.25 per Share merger consideration was fair from a financial point of view to the holders of the Common Stock, other than Management Participants in the Transaction. A copy of the Merrill Opinion is filed as Exhibit 9, and incorporated herein by reference.

      On July 10, 2000, a few hours after the Offer was announced, George Reynolds, a purported shareholder of the Company, instituted an action in the Superior Court of California, Santa Clara County, against the Company and Harry
S. Robbins, John W. Peth, Brian D. McNay and Jeffrey D. Tuttle, all of whom are directors of the Company. The Complaint claims the action is brought as a class action on behalf of the holders of the Company's Common Stock (the "Class") against the Company and its directors "arising out of the defendants' efforts to complete a management-led buyout" of the Company at "a grossly inadequate and unfair price and their efforts to provide certain insiders and directors with preferential treatment at the expense of, and which is unfair to, the public shareholders." The suit alleges that the defendants "are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class." The suit seeks, among other things, an injunction against the defendants, and persons acting in concert with them, consummating an offer by John Peth and three of the Company's senior officers to purchase outstanding shares of the Company for $9.25 per Share.

      The Company and the directors named as defendants in the lawsuit intend to defend the lawsuit vigorously and believe it is without merit. A copy of the Complaint is filed as Exhibit 10, and incorporated herein by reference.

      The materials filed as exhibits hereto contain forward-looking statements within the meaning of the safe harbor provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), including statements regarding the operations of the Company during the interim period between the execution of the Merger Agreement and the consummation of the transactions contemplated thereby. The forward-looking statements are subject to various risks and uncertainties. Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not vary materially from its expectations. Those risks and uncertainties include the failure of certain conditions set forth in the Merger Agreement and adverse industry and economic conditions. Other risk factors are detailed from time to time in the reports of the Company under the Exchange Act.

Item 7.  Exhibits

1        Offer to Purchase for Cash dated July 14, 2000

2        Plan and Agreement of Merger dated as of July 7, 2000

3(a)     Share Exchange Agreement of Brian McNay dated July 7, 2000

3(b)     Share Exchange Agreement of Jeffrey Tuttle dated July 7, 2000

4(a)     Employment Agreement of John Peth dated as of July 7, 2000

4(b)     Employment Agreement of Brain McNay dated as of July 7, 2000

4(c)     Employment Agreement of Jeffrey Tuttle dated as of July 7, 2000

4(d)     Employment Agreement of John Palmer dated as of July 7, 2000

5        Commitment Letter of John Palmer dated July 7, 2000

6        Deferred Compensation Agreement of John Peth dated July 7, 2000

7        Schedule 14d-9 filed July 21, 2000

8        Press Release dated July 11, 2000

9 Opinion of Merrill Lynch dated July 6, 2000 to the Special Committee of the Board of Directors of the Company

10 Complaint of George Reynolds filed July 10, 2000 against Business Resource Group et al.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BUSINESS RESOURCE GROUP
                                    (Registrant)

Date:  July 24, 2000                By:          /s/ John W. Peth
                                        ------------------------------------
                                             John W. Peth
                                             President and Executive Officer

                                  EXHIBIT INDEX

Exhibit Number                       Description
--------------                       -----------

    +    1      Offer to Purchase for Cash dated July 14, 2000

    +    2      Plan and Agreement of Merger dated as of July 7, 2000

    +    3(a)   Share Exchange Agreement of Brian McNay dated July 7, 2000

    +    3(b)   Share Exchange Agreement of Jeffrey Tuttle dated July 7, 2000

    +    4(a)   Employment Agreement of John Peth dated as of  July 7, 2000

    +    4(b)   Employment Agreement of Brian McNay dated  as of July 7, 2000

    +    4(c)   Employment Agreement of Jeffrey Tuttle dated  as of July 7, 2000

    +    4(d)   Employment Agreement of John Palmer dated  as of July 7, 2000

    +    5      Deferred Compensation Agreement of John Peth dated July 7, 2000

    +    6      Commitment Letter of John Palmer dated July 7, 2000

    o    7      Schedule 14d-9 filed July 21, 2000

    +    8      Press Release dated July 11, 2000 (1)

    #    9      Opinion of Merrill Lynch dated July 6, 2000 to the Special
                Committee of the Board of Directors of the Company

    #    10     Complaint of George Reynolds filed July 10, 2000 against
                Business Resource Group et al.


------------------------
+ Filed as an exhibit to Purchaser's Tender Offer Statement on Schedule TO dated July 14, 2000, and incorporated herein by reference.

(1) Filed as an exhibit to the Company's Schedule 14d-9 on July 11, 2000, and incorporated by reference.

# Filed as an exhibit to the Company's Schedule 14d-9 dated July 18, 2000, and incorporated by reference.

o     Filed on July 21, 2000 and incorporated by reference.